UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2010

WESTERN IOWA ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-51965	42-2143913
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 S. Center Street P.O. Box 399 Wall Lake, Iowa	51466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (712) 664-2173

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 14, 2010, Western Iowa Energy, LLC (the “Company”) entered into a letter agreement with Farm Credit Services of America, FLCA (“Farm Credit”) regarding the Company’s credit facilities with Farm Credit. Pursuant to the terms of the letter agreement, the amount available under the Company’s revolving credit loan with Farm Credit decreased from $8,000,000 to $6,000,000 through July 31, 2010. Additionally, the minimum amount of working capital the Company is required to maintain was reduced from $6,000,000 to $4,000,000. The Company is required under the letter agreement to execute an amended real estate mortgage in favor of Farm Credit to include, in addition to the Company’s real property previously mortgaged in favor of Farm Credit, certain real property consisting of approximately 35 acres for which the Company recently exercised a purchase option. Except as otherwise provided in the letter agreement, the Company’s loan documents with Farm Credit, including the Company’s term loan with Farm Credit, remain in full force and effect and unmodified. The letter agreement is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(a) None.

(b) None.

(c) None.

(d) Exhibits.

Exhibit No.	Description

99.1	Letter Agreement between Western Iowa Energy, LLC and Farm Credit Services of America, FLCA dated May 14, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN IOWA ENERGY, LLC

May 19, 2010	/s/ William J. Horan

Date	William J. Horan, President

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